EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of OXiGENE for the registration of 5,052,007 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2013, with respect to the financial statements of OXiGENE, Inc., included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Redwood City, California

September 30, 2013